As filed with the Securities and Exchange Commission on June 26, 1997

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    ________________________________________



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    FRANCHISE FINANCE CORPORATION OF AMERICA
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                            86-0736091
------------------------------                               -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)



      17207 North Perimeter Drive
          Scottsdale, Arizona                                       85255
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip code)


                    FRANCHISE FINANCE CORPORATION OF AMERICA
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                    ----------------------------------------
                            (Full title of the plan)



         Morton H. Fleischer
President and Chief Executive Officer
     17207 North Perimeter Drive
      Scottsdale, Arizona 85255                        (602) 585-4500
---------------------------------------        ---------------------------------
(Name and address of agent for service)        (Telephone number, including area
                                                  code, of agent for service)


                                   Copies to:

                              Paul E. Belitz, Esq.
                                   Kutak Rock
                                   Suite 2900
                                 717 17th Street
                           Denver, Colorado 80202-3329
                                 (303) 297-2400

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------
                                           Proposed Maximum      Proposed Maximum         Amount of
Title of Securities      Amount to be       Offering Price           Aggregate          Registration
  to be Registered        Registered          Per Share(1)       Offering Price(1)           Fee
------------------       ------------      ----------------      -----------------      -------------
   Common Stock,              50,000            $25.5625           $1,278,125             $387.31
  $.01 par value
--------------
(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to the Rule
457(h). The average of the high and low prices of the  Registrant's  Common Stock as reported  on the
 New York Stock  Exchange on June 20, 1997.
-----------------------------------------------------------------------------------------------------

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, previously filed with the Securities and Exchange Commission by Franchise Finance Corporation of America (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (iii) the Registrant's  Current report on  Form 8-K dated June 9, 1997;
               and

         (iv) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 28, 1994.

         Each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article III, Section 13 of the Amended and Restated Bylaws of the Registrant requires the Registrant to indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

         The Registrant's Restated Certificate of Incorporation also provides in Article Six that directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         See the Exhibit Index immediately preceding the exhibits attached hereto and incorporated herein by this reference.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To  include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the  prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 24, 1997.

                                   FRANCHISE FINANCE CORPORATION OF
                                   AMERICA



                                   By /s/ Morton H. Fleischer
                                     -------------------------------------------
                                       Morton H. Fleischer, Chairman of the
                                       Board, President, Chief Executive Officer
                                       and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morton H. Fleischer, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                               Date
       ---------                                    -----                               ----

/s/ Morton H. Fleischer                    Chairman of the Board,                     June 24, 1997
----------------------------------------   President, Chief Executive
Morton H. Fleischer                        Officer and Director




/s/ John R. Barravecchia                   Executive Vice President,                  June 24, 1997
----------------------------------------   Chief Financial Officer,
John R. Barravecchia                       Treasurer and Assistant
                                           Secretary




/s/ Catherine F. Long                      Senior Vice President,                     June 24, 1997
----------------------------------------   Finance, Principal Accounting
Catherine F. Long                          Officer, Assistant Secretary
                                           and Assistant Treasurer




/s/ Willie R. Barnes                       Director                                   June 24, 1997
----------------------------------------
Willie R. Barnes

/s/ William C. Foxley                      Director                                   June 24, 1997
----------------------------------------
William C. Foxley



/s/ Robert W. Halliday                     Chairman Emeritus                          June 24, 1997
----------------------------------------
Robert W. Halliday



                                           Director
----------------------------------------
Donald C. Hannah



                                           Director
----------------------------------------
Dennis E. Mitchem



/s/ Louis P. Neeb                          Director                                   June 24, 1997
----------------------------------------
Louis P. Neeb



/s/ Kenneth B. Roath                       Director                                   June 24, 1997
----------------------------------------
Kenneth B. Roath



/s/ Wendell J. Smith                       Director                                   June 24, 1997
----------------------------------------
Wendell J. Smith



/s/ Casey J. Sylla                         Director                                   June 24, 1997
----------------------------------------
Casey J. Sylla

                                  EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

    4.01 (1)    Specimen of Common Stock Certificate

    5.01 *      Opinion of Kutak Rock Regarding Legality

   10.01 *      1997 Employee Stock Purchase Plan

   23.01 *      Consent of Arthur Andersen LLP

   23.02        Consent of Kutak Rock (included in Exhibit 5)

   24.01        Power of Attorney (included on page S-2 of the Registration
                Statement)

----------------
(1) Filed with the Securities and Exchange Commission as part of the Exhibits to the Registration Statement on Form S-4 and amendments thereto, registration number 33-65302, and incorporated herein by reference to such Registration Statement.
*     Filed herewith.